                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                             Albemarle Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          [ALBEMARLE CORPORATION LOGO]

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS


    NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of Common Stock, $.01 par value
    ("Albemarle Common Stock"), of Albemarle Corporation
    (the "Corporation") will be held in the restored gun foundry building of the Tredegar Iron Works, 500
    Tredegar Street, Richmond, Virginia, on Wednesday,
    March 28, 2001, at 11:00 A.M., Eastern Standard Time, for the following purposes:

    1. To elect a Board of Directors to serve for the ensu-ing year;

    2. To approve the designation by the Board of Directors of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2001; and

    3. To transact such other business as may properly come before the meeting.

      Holders of shares of Albemarle Common Stock of record at the close of business on February 15, 2001, will be entitled to vote at the meeting.

      You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the meeting. A postage-paid return envelope is enclosed for your convenience.

      If you are present at the meeting, you may vote in person even if you already have sent in your proxy.

                         By Order of the Board of Directors

                               /s/ E. WHITEHEAD ELMORE
                            E. Whitehead Elmore, Secretary

    February 28, 2001

                                PROXY STATEMENT

--------------------------------------------------------------------------------
Annual Meeting of Shareholders
------------------------------
Albemarle Corporation
---------------------

To be held March 28, 2001
-------------------------
Approximate date of mailing--February 28, 2001
----------------------------------------------
Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on Wednesday, March 28, 2001. Any person giving a proxy may revoke it at any time before it is voted by deliver-ing another proxy, or written notice of revocation, to the Secretary of the Corporation. A proxy, if executed and not revoked, will be voted, and, if it contains any specific instructions, will be voted in accordance with such instructions.
  On February 15, 2001, the date for determining shareholders entitled to vote at the meeting, there were outstanding 45,834,194 shares of Albemarle Common Stock. Each share of Albemarle Common Stock is entitled to one vote.
  The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Albemarle Common Stock voted in the election of directors. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in deter-mining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors.
  The cost of the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Corporation. Corporate Investor Communi-cations, Inc. has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. The Corporation will pay that firm $7,000 for its services and reimburse its out-of-pocket expenses.
  The street address of the Corporation's principal executive offices is 330 South Fourth Street, Richmond, Virginia 23219.

Election of Directors
---------------------
Proxies will be voted for the election as directors for the ensuing year of the persons named below (or if for any reason unavailable, of such substitutes as the Board of Directors may designate). Emmett J. Rice has elected not to stand for reelection as a director. With the exception of Mark C. Rohr, each of the nominees presently is serving as a director. The Board of Directors has no rea-son to believe that any of the nominees will be unavailable.

Craig R. Andersson; age 63; director since 1996; part-time consultant. Other
------------------
directorship: RMI International Metals, Inc.

Floyd D. Gottwald, Jr.; age 78; director since 1994; Chairman of the Board and
----------------------
Executive Committee and Chief Executive Officer of the Corporation since March 1, 1994; Vice Chairman of the Board of Ethyl Corporation from March 1, 1994, through February 29, 1996. Other directorship: Tredegar Corporation.

John D. Gottwald; age 46; director since 1994; President and Chief Executive
----------------
Officer of Tredegar Corporation (manufacturer of plastics and metal products with interests in drug discovery and other emerging technologies) since July 1989. Other directorship: Tredegar Corporation.

William M. Gottwald; age 53; director since 1999; Vice President, Corporate
-------------------
Strategy, of the Corporation since August 1996, having served previously as Se-nior Vice President of Ethyl Corporation (developer and manufacturer of petro-leum additives products) from September 1994 through August 1996. Other direc-torship: Tredegar Corporation.

Seymour S. Preston III; age 67; director since 1996; Chairman of the Board and
----------------------
Chief Executive Officer of AAC Engineered Systems, Inc. (manufacturer of cen-trifugal deburring and finishing machinery) since 1994. Other directorship:
Tufco Technologies Inc.

Mark C. Rohr; age 49; nominee for election as director; President and Chief Op-
------------
erating Officer of the Corporation since January 1, 2000, having served previ-ously as Executive Vice President of the Corporation from March 22, 1999, through December 31, 1999, Senior Vice President, Specialty Chemicals, of Occi-dental Chemical Corporation (chemical manufacturer with interests in basic chemicals, vinyls, petrochemicals and specialty products and wholly owned sub-sidiary of Occidental Petroleum Corporation) from April 1997 until March 1999, and Vice President, Manufacturing--Petrochemicals, Polymers and Plastics, of Occidental Chemical Corporation prior thereto.

Charles E. Stewart; age 65; director since September 1, 1997; part-time consul-
------------------
tant, having been a partner of BTC Partners Inc. (investment and acquisitions consultants) from June 1997 through June 1999, Chairman and Chief Executive Of-ficer of OCI Enterprises Inc. and OCI Chemical Corp. from October 1995 through December 1996.

Charles B. Walker; age 62; director since 1994; Vice Chairman of the Board and
-----------------
Chief Financial Officer of the Corporation (and Treasurer of the Corporation until March 1, 1996) since March 1, 1994; Vice Chairman of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Board and Chief Financial Officer of Ethyl Corporation from March 1, 1994, through September 30, 1997, and Vice Chairman of the Board of Ethyl Corporation from October 1, 1997, through January 31, 1998. Other directorships: Ethyl Cor-poration and Nations Fund Trust/Nations Fund, Inc.

Anne Marie Whittemore; age 55; director since 1996; Partner of McGuireWoods LLP
---------------------
(law firm). Other directorships: Owens & Minor, Inc. and T. Rowe Price Group,
Inc.

In 2000, each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of all committees of the Board on which the direc-tor then served and (ii) the total number of meetings of the Board of Direc-tors. Six meetings of the Corporation's Board of Directors were held during 2000.
  The Corporation's executive committee currently consists of Messrs. Floyd D. Gottwald, Jr. and Walker and Dr. William M. Gottwald. The executive committee acts not only as the executive committee of the Board of Directors but also as the Corporation's principal management committee. During 2000, the executive committee met on seven occasions as the executive committee of the Board of Di-rectors and on twelve occasions as the principal management committee.
  Messrs. Andersson, Preston, Rice, and Mrs. Whittemore currently serve on the Corporation's audit committee. During 2000, the audit committee met on four oc-casions. All members of the audit committee are independent directors as de-fined by the rules of the New York Stock Exchange, the exchange on which shares of Albemarle Common Stock are listed. For a description of the audit commit-tee's function, see the audit committee report on page 13.
  The nominating committee currently consists of Messrs. Rice, Stewart and Mrs. Whittemore. During 2000, the nominating committee met on two occasions. The nominating committee recommends candidates for election as directors and in some cases the election of officers. The Corporation's bylaws provide that a shareholder of the Corporation entitled to vote for the election of directors may nominate persons for election to the Board by mailing written notice to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of share-holders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to sharehold-ers. Such shareholder's notice shall include (i) the name and address of the shareholder and of each person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all understandings be-tween the shareholder and each nominee and any other person (naming such per-son) pursuant to which the nomination is to be made by the shareholder, (iv) such other information regarding each nominee as would be required to be in-cluded in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Direc-tors and (v) the consent of each nominee to serve as a director of the Corpora-tion if so elected.
  Messrs. Andersson, Preston and Rice currently serve as the Corporation's ex-ecutive compensation committee. During 2000, the executive compensation commit-tee met on five occasions. This committee approves the salaries of management-level employees. It also approves all bonus awards, certain consultant agree-ments and initial salaries of new management level personnel and grants stock options, stock appreciation rights ("SARs"), performance shares, restricted stock and incentive awards under the Corporation's 1998 Incentive Plan (the "1998 Plan").

Certain Relationships and Related Transactions
----------------------------------------------
William M. Gottwald, MD, a director and a Vice President of the Corporation, and John D. Gottwald, a director of the Corporation, are sons of Floyd D. Gottwald, Jr. The members of the family of Floyd D. Gottwald, Jr. may be deemed to be control persons of the Corporation. Mr. Stewart, a director of the Corpo-ration, has a one-year mutually-renewable consulting contract for $150,000 per year with the Corporation that was renewed on September 1, 2000. During 2000, the law firm of McGuireWoods LLP provided legal services to the Corporation. Ms. Whittemore, a director of the Corporation, is a partner of McGuireWoods.

Section 16(a)
-------------
Beneficial Ownership Reporting Compliance
-----------------------------------------
Based solely on its review of the forms required by Section 16(a) of the Secu-rities Exchange Act of 1934, as amended (the "Exchange Act"), that have been received by the Corporation, the Corporation believes that there has been com-pliance with all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of the Albemarle Common Stock.

2

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


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Stock Ownership
---------------
The following table lists any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who, to the knowledge of the Cor-poration, was the beneficial owner as of December 31, 2000, of more than 5% of the outstanding voting shares of the Corporation.

                             Name and Address of           Number of        Percent
 Title of Class               Beneficial Owners              Shares         of Class
------------------------------------------------------------------------------------
 Common Stock............ Floyd D. Gottwald, Jr.     18,530,618(b)(c)(d)(e)  40.08%
                          and Bruce C. Gottwald
                          and members of their
                          immediate families,
                          including William M.
                          Gottwald, John D.
                          Gottwald and James T.
                          Gottwald (a)
                          330 South Fourth Street
                          P.O. Box 2189
                          Richmond, Virginia 23218
------------------------------------------------------------------------------------

(a) Floyd D. Gottwald, Jr. and Bruce C. Gottwald, who are brothers, and members of their immediate families may be deemed to be a "group" for purposes of
    Section 13(d)(3) of the Exchange Act, although there is no arrangement among them with respect to the acquisition, retention, disposition or vot-ing of Albemarle Common Stock.

(b) As of December 31, 2000, Floyd D. Gottwald, Jr., Bruce C. Gottwald, William
    M. Gottwald, John D. Gottwald and James T. Gottwald had sole voting and in-vestment power over all of the shares disclosed except 10,185,054 shares held by their respective wives, children and in certain trust relationships as to which they disclaim beneficial ownership. The adult sons of Floyd D. Gottwald, Jr., William M. Gottwald, John D. Gottwald and James T. Gottwald, beneficially own 3,932,629 shares (8.51%), 3,712,056 shares (8.03%) and
    3,653,076 shares (7.90%), respectively, of Albemarle Common Stock, includ-ing, in each case, 1,932,179 shares (4.18%) owned by a partnership of which they are the three general partners. The partnership requires the unanimous consent of the partners in order to vote those shares. The overlap in bene-ficial ownership caused by the partnership and certain shared trust rela-tionships has been eliminated in calculating the 18,530,618 shares listed above. This overlap, however, has not been eliminated in calculating the amount and percentage of outstanding voting shares of the Corporation bene-ficially owned by each of William M. Gottwald, John D. Gottwald and James
    T. Gottwald. The amount of shares beneficially owned by Floyd D. Gottwald, Jr. and Bruce C. Gottwald and members of their immediate families also in-cludes an aggregate of 2,342,868 shares of Albemarle Common Stock benefi-cially owned by the adult sons of Bruce C. Gottwald. Floyd D. Gottwald, Jr., Bruce C. Gottwald and their adult sons have no agreement with respect to the acquisition, retention, disposition or voting of Albemarle Common Stock.

                                                                             3

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


--------------------------------------------------------------------------------

(c) This amount includes any shares owned of record by Merrill Lynch, Pierce Fenner & Smith Incorporated as Trustee under the Corporation's savings plan (the "Albemarle Savings Plan") for the benefit of William M. Gottwald, MD. This amount does not include shares held by the Trustee of the Albemarle Savings Plan for the benefit of other employees. Floyd D. Gottwald, Jr. is not eligible to participate in the Albemarle Savings Plan. Shares held un-der the Albemarle Savings Plan are voted by the Trustee in accordance with instructions solicited from employees participating in the Albemarle Sav-ings Plan. If a participating employee does not give the Trustee voting in-structions, his shares generally are voted by the Trustee in accordance with the Board of Directors' recommendations to the shareholders. Because Floyd D. Gottwald, Jr. is a director, the Chief Executive Officer and among the largest shareholders of the Corporation, he and the members of his fam-ily may be deemed to be control persons of the Corporation and to have the capacity to control any such recommendation of the Board of Directors.

(d) This amount also includes any shares held by Merrill Lynch, Pierce Fenner & Smith as Trustee under the savings plan of Ethyl Corporation (the "Ethyl Savings Plan") for their employees for the benefit of Bruce C. Gottwald and his son, Thomas E. Gottwald. This amount does not include shares held by the Trustee of the Ethyl Savings Plan for the benefit of employees of Ethyl Corporation ("Ethyl") other than Bruce C. Gottwald and Thomas E. Gottwald. Shares held under the Ethyl Savings Plan are voted by the Trustee in accor-dance with instructions solicited from employees participating in the Ethyl Savings Plan. If a participating employee does not give the Trustee voting instructions, his shares generally are voted by the Trustee in accordance with the Board of Directors' recommendations to the shareholders. Because Bruce C. Gottwald is a director, the Chief Executive Officer and among the largest shareholders of Ethyl, he and the members of his family may be deemed to be control persons of Ethyl and to have the capacity to control any such recommendation of the Board of Directors.

(e) This amount does not include any shares held by Wachovia Bank of North Car-olina, N.A. as Trustee under the savings plan of Tredegar Corporation (the "Tredegar Savings Plan") for the employees of Tredegar Industries, Inc. Shares held under the Tredegar Savings Plan are voted by the Trustee in ac-cordance with instructions solicited from employees participating in the Tredegar Savings Plan. If a participating employee does not give the Trustee voting instructions, his shares generally are voted by the Trustee in accordance with the Board of Directors' recommendations to the share-holders. Because members of the Gottwald family are directors, executive officers and among the largest shareholders of Tredegar Corporation ("Tredegar"), they may be deemed to be control persons of Tredegar and to have the capacity to control any such recommendation of the Board of Direc-tors.

 4

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


--------------------------------------------------------------------------------

The following table sets forth as of December 31, 2000, the beneficial owner-ship of Albemarle Common Stock by all directors of the Corporation, the Chief Executive Officer and the four other executive officers, and all directors and executive officers of the Corporation as a group.

  Name of Beneficial       Number of Shares     Number of Shares     Total   Percent
    Owner or Number      with Sole Voting and  with Shared Voting   Number      of
  of Persons in Group    Investment Power/1/  and Investment Power of Shares Class/2/
-------------------------------------------------------------------------------------
Craig R. Andersson                2,056               13,000          15,056
E. Whitehead Elmore             288,975                  --          288,975
Floyd D. Gottwald, Jr.        1,063,220            3,981,270/3/    5,044,490  10.91%
John D. Gottwald                126,462            3,585,594/4/    3,712,056   8.03%
William M. Gottwald             376,942            3,555,687/5/    3,932,629   8.51%
Seymour S. Preston III           11,756                  --           11,756
Emmett J. Rice                    3,641                  --            3,641
Mark C. Rohr                     41,834                  --           41,834
Charles E. Stewart                7,089                  --            7,089
Charles B. Walker               251,231                  --          251,231
Anne Marie Whittemore             3,588               11,827          15,415
Directors (including
 nominee) and executive
 officers as a group
 (11 persons)/6/              2,176,794            7,607,137       9,783,931  21.16%
-------------------------------------------------------------------------------------

/1/The amounts in this column include shares of Albemarle Common Stock with re-spect to which certain persons had the right to acquire beneficial ownership within 60 days of December 31, 2000: Mr. Floyd D. Gottwald, Jr.: 20,000 shares; Dr. William M. Gottwald: 97,500 shares; Mr. Elmore: 80,000 shares; Mr. Rohr: 31,250 shares; Mr. Walker: 185,690 shares; and directors (includ-ing nominee) and executive officers as a group: 414,440 shares.

/2/Except as indicated, each person owns less than 1% of Albemarle Common
   Stock.

/3/Mr. Floyd D. Gottwald, Jr. disclaims beneficial ownership of all 3,981,270 of such shares.

/4/Mr. John D. Gottwald disclaims beneficial ownership of 1,653,415 of such shares. The 1,653,415 shares include 1,593,050 shares of Albemarle Common Stock that Mr. John D. Gottwald may be deemed to own beneficially. Such shares constitute his interest as beneficiary of a trust of which he is a co-trustee. The 3,585,594 shares include 1,932,179 shares of Albemarle Com-mon Stocks that Mr. John D. Gottwald may be deemed to own beneficially. Such shares constitute his interest in a partnership in which he is a general partner. The partnership requires the unanimous consent of the partners in order to vote the shares of Albemarle Common Stock owned by it.

/5/Dr. William M. Gottwald disclaims beneficial ownership of 1,623,508 of such shares. The 1,623,508 shares include 1,593,050 shares of Albemarle Common Stock that Dr. William M. Gottwald may be deemed to own beneficially. Such shares constitute his interest as beneficiary of a trust of which he is a co-trustee. The 3,555,687 shares include 1,932,179 shares of Albemarle Com-mon Stock that Dr. William M. Gottwald may be deemed to own beneficially. Such shares constitute his interest in a partnership in which he is a gen-eral partner. The partnership requires the unanimous consent of the partners in order to vote the shares of Albemarle Common Stock owned by it.

/6/Mr. John D. Gottwald and Dr. William M. Gottwald share voting and investment power for 3,540,241 shares of Albemarle Common Stock of which 1,932,179 are held in a partnership of which they are two of the three general partners. This overlap in beneficial ownership has been eliminated in calculating the number of shares and percentage of the class owned by the Corporation's di-rectors (including nominee) and executive officers as a group.

                                                                             5

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


--------------------------------------------------------------------------------

Compensation of Executive Officers
----------------------------------
The following table presents information relating to total compensation of the Chief Executive Officer and the other four executive officers of the Corpora-tion (the "Named Officers") for each of the fiscal years ended December 31, 2000, 1999 and 1998.

                                   Annual Compensation                       Long-Term Compensation
                              ------------------------------------  ------------------------------------------
        Name and                                      Other Annual    Restricted        Awards      Payouts      All Other
   Principal Position    Year  Salary      Bonus      Compensation  Stock Awards/1/  Options/SARs LTIP Payouts  Compensation
------------------------------------------------------------------------------------------------------------------------------
Floyd D. Gottwald, Jr.   2000  450,000    $332,000      $    --       $      --         30,000      $    --       $128,115/2/
 Chairman of the Board   1999  450,000      74,500           --              --         25,000       172,125/3/          0
 and Executive
  Committee,             1998  450,000     193,700           --              --         35,000           --              0
 Chief Executive Officer
Charles B. Walker        2000 $478,400    $352,000      $    --       $1,218,750/4/     25,000      $    --       $ 69,767/2/
 Vice Chairman of the    1999  478,400      79,000           --              --         25,000       129,094/3/          0
 Board and Chief         1998  478,400/5/  206,000/5/        --              --         80,000           --              0
 Financial Officer
Mark C. Rohr             2000 $350,000    $350,000      $    --       $      --         75,000      $    --       $ 17,500/9/
 President and Chief     1999  214,714      90,000/7/    151,663/8/          --        125,000        64,547/3/      2,929
 Operating Officer/6/    1998      --          --            --              --            --            --            --
E. Whitehead Elmore      2000 $323,200    $190,000      $    --       $      --         18,000      $    --       $ 16,160/10/
 Senior Vice President,  1999  323,200      42,800           --              --         15,000        34,425/3/     16,160
 Secretary and General   1998  323,200     111,000           --              --         20,000           --         16,160
 Counsel
William M. Gottwald      2000 $250,000    $184,000      $    --       $      --         20,000      $    --       $ 12,500/11/
 Vice President,         1999  175,000      23,200           --              --         25,000        34,425/3/      8,021
 Corporate Strategy      1998  166,250      60,300           --              --         25,000           --          8,313
------------------------------------------------------------------------------------------------------------------------------

/1/ The amounts appearing in the Restricted Stock Awards column represent the value of time-based restricted stock awards granted during 2000, 1999 and 1998 based on the closing price of Albemarle Common Stock on the date of grant. As of December 29, 2000, the Named Officers as a group held an ag-gregate of 60,000 shares of restricted stock with a value of $1,485,500 based on $24.75, the closing market price of Albemarle Common Stock on that date. Dividends will be paid on shares of restricted stock at the same rate and times as on all other shares of Albemarle Common Stock.

/2/ Includes accruals in the Corporation's supplemental executive retirement plan to update supplemental savings plan benefits from date of full-time employment by the Corporation through December 31, 2000.

/3/ Reflects the value of the restricted stock as of February 22, 2000, the date of approval by the Board, awarded at the end of the two-year perfor-mance period for performance shares granted under the 1998 Plan.

/4/ Mr. Walker's 60,000 shares of restricted stock vest in equal annual in-stallments over three years commencing on January 1, 2001 subject to the restrictions of section 162(m) of the Internal Revenue Code of 1986, as amended.

/5/ Mr. Walker also served as an officer of Ethyl until his retirement from Ethyl on February 1, 1998, and was compensated separately by Ethyl for such services.

/6/ Mr. Rohr joined the Corporation effective March 22, 1999. Effective January
    1, 2000, Mr. Rohr assumed the position of President and Chief Operating Of-ficer of the Corporation.

/7/ Pursuant to the terms of Mr. Rohr's employment, he was guaranteed a minimum bonus of $90,000 for 1999.

/8/ In addition to other items not required to be identified by type and amount, includes reimbursement for taxes incurred resulting from the dis-tribution of Mr. Rohr's deferred compensation from his former employer in the amount of $65,775, and a $58,780 relocation allowance received pursuant to the terms of his employment.

/9/ Includes contributions to the Albemarle Savings Plan ($8,000, $2,929 and
    $0) and accruals in the Corporation's supplemental executive retirement plan ($9,500, $0 and $0) for 2000, 1999 and 1998, respectively.

/10/Includes contributions to the Albemarle Savings Plan ($8,000, $8,000 and
    $8,000) and accruals in the Corporation's excess benefit plan ($8,160, $8,160 and $8,160) for 2000, 1999 and 1998, respectively.

/11/Includes contributions to the Albemarle Savings Plan ($8,000, $7,271 and
    $8,000) and accruals to the Corporation's supplemental executive retirement plan ($4,500, $750 and $313) for 2000, 1999 and 1998, respectively.

 6

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


--------------------------------------------------------------------------------

Option/SAR Grants in Last Fiscal Year
-------------------------------------
Each of the following options relates to Albemarle Common Stock and does not include a related SAR.

                                                                              Potential
                                                                             Realizable
                                       Individual Grants                  Value At Assumed
                        ------------------------------------------------   Annual Rates of
                                           % of                                 Stock
                                       Total Options Exercise            Price Appreciation
                                        Granted to   or Base               For Option Term
                           Options     Employees in   Price   Expiration ------------------
         Name           Granted (#)/1/  Fiscal Year    ($)       Date     5% ($)    10% ($)
--------------------------------------------------------------------------------------------
Floyd D. Gottwald, Jr.      30,000          6.73%    $15.9375   2/21/07  $ 194,646 $ 453,606

Charles B. Walker           25,000          5.61%    $15.9375   2/21/07    162,205   378,005

Mark C. Rohr                50,000         11.22%    $19.1875  12/31/06    390,560   910,175
                            25,000          5.61%    $15.9375   2/21/07    162,205   378,005

E. Whitehead Elmore         18,000          4.04%    $15.9375   2/21/07    116,788   272,164

William M. Gottwald         20,000          4.49%    $15.9375   2/21/07    129,764   302,404
--------------------------------------------------------------------------------------------

/1/Vest upon an increase in share price, with a maximum of 25% becoming exer-cisable in any single year, and in any event becoming exercisable on the sixth anniversary of the date of grant.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
-------------------------------------------------------------------------
Values
------

The following table presents information concerning stock options and SAR exer-cises by the Named Officers and fiscal year end option/SAR values.

                                                                              Value of Unexercised
                                                         Number of                In-The-Money
                          Shares                 Unexercised Options/SARs      Options/SARs at FY-End
                        Acquired On                    at FY-End (#)                   ($)/4/
         Name            Exercise      Value     -------------------------- -------------------------
     Exercisable            (#)     Realized ($) Exercisable  Unexercisable Exercisable Unexercisable
-----------------------------------------------------------------------------------------------------
Floyd D. Gottwald, Jr.       --         --          20,000      70,000/3/    $ 125,469    $257,656
Charles B. Walker            --         --         185,690/1/  101,250/3/    1,936,486     224,609
Mark C. Rohr                 --         --          31,250     168,750/3/      183,984     433,203
E. Whitehead Elmore        5,000      $43,125       80,000/2/   41,000/3/      865,781      75,281
William M. Gottwald          --         --          97,500/3/   72,500/3/      693,438     339,063

--------------------------------------------------------------------------------

/1/Each of these options relates to Albemarle Common Stock and 156,940 of such options include a tandem SAR.

/2/Each of these options relates to Albemarle Common Stock and 68,000 of such options include a tandem SAR.

/3/Each of these options relates to Albemarle Common Stock and does not include a tandem SAR.

/4/These values are based on $24.75, the closing price of Albemarle Common
   Stock on the New York Stock Exchange on December 29, 2000.

Long-Term Incentive Plan--Awards in Last Fiscal Year
----------------------------------------------------
The following table presents information concerning performance share grants made under the 1998 Plan during 2000 to the Named Officers.

                                                        Estimated Future Payouts
                                                         Under Non-Stock Price-
                                                              Based Plans
                          Number of    Performance Or   ------------------------
                        Shares, Units   Other Period              Target Maximum
                          Or Other    Until Maturation  Threshold ($ or   ($ or
         Name            Rights (#)       Or Payout     ($ or #)    #)     #)
--------------------------------------------------------------------------------
Floyd D. Gottwald, Jr.     15,000/1/  December 31, 2003    N/A    15,000 30,000
Charles B. Walker          10,000/1/  December 31, 2003    N/A    10,000 20,000
Mark C. Rohr               10,000/1/  December 31, 2003    N/A    10,000 20,000
E. Whitehead Elmore         8,000/1/  December 31, 2003    N/A     8,000 16,000
William M. Gottwald         8,000/1/  December 31, 2003    N/A     8,000 16,000

--------------------------------------------------------------------------------

/1/At the end of the performance period for the performance shares, the execu-tive officer will be entitled to receive that number of shares of restricted stock ranging from 0% to 200% of the number of performance shares based upon the Corporation's return on gross assets and increase in operating income for the performance period.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Retirement Benefits
-------------------
The following table illustrates, under the Corporation's pension plan for sala-ried employees, the estimated benefits upon retirement at age 65, determined as of December 31, 2000, to persons with specified earnings and years of pension benefit service. To the extent benefits payable at retirement exceed amounts that may be payable under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), they will be paid under the Corporation's sup-plemental executive retirement plan ("SERP"). This table includes the amounts that would be payable under the qualified pension plan and the SERP.

                              Pension Plan Table*
                              -------------------

         Years of Pension Benefit Service and Estimated Annual Benefits

Final Average
  Earnings       10      15      20       25       30       35       40       50       60
--------------------------------------------------------------------------------------------
 $  300,000    $43,596 $65,394 $87,192 $108,990 $130,788 $152,586 $174,384 $217,980 $261,576
    350,000     51,096  76,644 102,192  127,740  153,288  178,836  204,384  255,480  306,576
    400,000     58,596  87,894 117,192  146,490  175,788  205,086  234,384  292,980  351,576
    450,000     66,096  99,144 132,192  165,240  198,288  231,336  264,384  330,480  396,576
    500,000     73,596 110,394 147,192  183,990  220,788  257,586  294,384  367,980  441,576
    550,000     81,096 121,644 162,192  202,740  243,288  283,836  324,384  405,480  486,576
    600,000     88,596 132,894 177,192  221,490  265,788  310,086  354,384  442,980  531,576
    650,000     96,096 144,144 192,192  240,240  288,288  336,336  384,384  480,480  576,576
    700,000    103,596 155,394 207,192  258,990  310,788  362,586  414,384  517,980  621,576
    750,000    111,096 166,644 222,192  277,740  333,288  388,836  444,384  555,480  666,576
    800,000    118,596 177,894 237,192  296,490  355,788  415,086  474,384  592,980  711,576
    850,000    126,096 189,144 252,192  315,240  378,288  441,336  504,384  630,480  756,576
    900,000    133,596 200,394 267,192  333,990  400,788  467,586  534,384  667,980  801,576
    950,000    141,096 211,644 282,192  352,740  423,288  493,836  564,384  705,480  846,576
  1,000,000    148,596 222,894 297,192  371,490  445,788  520,086  594,384  742,980  891,576
--------------------------------------------------------------------------------------------

* Assumes attainment of age 65 in 2000 and Social Security Covered Compensation of $35,100.

  The benefit formula under the pension plan is based on the participant's fi-nal-average earnings, which are defined as the average of the highest three consecutive calendar years' earnings (base pay plus 50% of incentive bonuses paid in any fiscal year) during the ten consecutive calendar years immediately preceding the date of determination. The years of pension benefit service for certain of the executive officers named in the above compensation table as of December 31, 2000, are: Floyd D. Gottwald, Jr., 58; E. Whitehead Elmore, 31; William M. Gottwald, 20; and Mark C. Rohr, 2. Benefits under the pension plan are computed on the basis of a life annuity with 60 months guaranteed payments. The benefits listed in the above compensation table are not subject to deduc-tion for Social Security or other offset payments. Pension benefits payable to Mr. Floyd D. Gottwald, Jr. and Dr. William M. Gottwald are offset by benefits payable from the qualified and non-qualified pension plans of Ethyl, based on 53 and 15 years of service with Ethyl, respectively.

Supplemental Executive Retirement Plan
--------------------------------------
The Corporation maintains a SERP in the form of a non-qualified pension plan that provides eligible individuals the difference between the benefits they ac-tually accrue under the qualified employee pension and savings plans of the Corporation and the benefits they would have accrued under such plans but for the maximum benefit and annual addition limitations and the limitation on com-pensation that may be recognized thereunder under the Code. Certain key employ-ees may be granted additional pension service benefits equal to 4% of the em-ployee's average pay over his last three years multiplied by the number of years of service to the Corporation (including service with Ethyl) up to 15 years, net of certain other benefits received from the Corporation (including amounts received under the qualified and non-qualified plans), previous employ-ers, including Ethyl, and Social Security. These benefits have been granted to Mr. Rohr and, with respect to the period between February 28, 1994 and February 1, 1998, to Mr. Walker. For Mr. Walker's service with the Corporation on and after February 1, 1998, Mr. Walker has been

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
granted benefits equal to 4% of his average pay over his last three years multipled by the number of years of service to the Corporation up to 15 years subject only to an offset for other benefits received from the Corporation af-ter February 1, 1998. All benefits under the SERP vest upon a Change in Control of the Corporation, as defined in the SERP.


Compensation of Directors
-------------------------
Outside directors are paid (i) $1,000 for attendance at each Board meeting and
(ii) $600 for attendance at each meeting of a committee of the Board of which he or she was a member. In addition, each such director is paid a quarterly fee of $5,500. Employee members of the Board of Directors are not paid separately for service on the Board or its committees.
  Any current director retiring from the Board after age 60 with at least five years' service on the Board and who is not employed by the Corporation will re-ceive $12,000 per year for life, payable in quarterly installments. The service and age at retirement requirements for this benefit may be waived in certain circumstances with the commencement of the benefit no earlier than age 60. Any director retiring under other circumstances will receive $12,000 per year, pay-able in quarterly installments, commencing no earlier than age 60, for a period not to exceed his years of service on the Board. The payment period limitation on this benefit may be waived in certain circumstances. Such retirement pay-ments to former directors may not commence and may be discontinued under cer-tain circumstances. The Retirement Policy for Directors has been amended to ex-clude from participation in such plan those individuals who first became mem-bers of the Board after October 27, 1999.
  Pursuant to the Non-Employee Directors' Stock Compensation Plan (the "Stock Compensation Plan"), on November 1, 2000, the Corporation awarded to each non-employee director that number of whole shares, when multiplied by the closing price of common stock on the immediately preceding business day, as reported in the Wall Street Journal, which as nearly as possible equaled, but did not ex-ceed, $18,000. The shares of Albemarle Common Stock awarded under the Stock Compensation Plan are nonforfeitable and the recipient directors immediately and fully vest in Albemarle Common Stock issued under the Stock Compensation Plan. Subject only to such limitations on transfer as may be specified by ap-plicable securities laws, directors may sell the shares received under the Stock Compensation Plan at any time.
  Non-employee directors may defer, in ten percent increments, all or part of their retainer fee and meeting fees into either a deferred cash account or a deferred stock account (the "Deferred Compensation Plan"), or a percentage of the fees into each of the accounts, both of which are unfunded and maintained for record-keeping purposes only. Unless otherwise specified by the partici-pant, distributions under the Deferred Compensation Plan, paid in a single sum or in up to ten annual installments, cannot begin within one year of the begin-ning of the deferral year. The maximum aggregate number of shares of Albemarle Common Stock that may be issued under the Deferred Compensation Plan is 50,000 shares.
  At its December 15, 1999 meeting, the Board of Directors adopted a policy for stock ownership by its outside directors. Pursuant to this policy, all current outside directors are to achieve ownership of Albemarle Common Stock equal to at least four times the annual retainer for an outside director, which is the combination at the applicable time of the cash retainer plus the annual stock award. The amount of stock required to be owned shall be based on the higher of the value on the date of acquisition or the market value. The outside directors shall achieve this level of ownership within four years from December 15, 1999. Newly-elected outside directors are to achieve this same level of ownership within five years of first becoming a Board member.

Agreements With Executive Officers
----------------------------------
In the event that Mr. Rohr's employment is terminated within the first five years of his employment other than for cause, the Corporation is obligated to pay Mr. Rohr a severance equal to two times his then-current annual compensa-tion, including base salary and annual incentive compensation. In addition, in the event a change in control of the Corporation or one or more of the follow-ing events were to occur within the first ten years of Mr. Rohr's employment, Mr. Rohr will receive an adjusted benefit payable at normal retirement age un-der the Corporation's non-qualified pension plan without offset from other ben-efits. The events include: (i) a change or diminution of responsibilities or compensation; (ii) relocation; (iii) a reduction of benefit eligibility or lev-el; and (iv) failure by a successor company to assume his severance agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Executive Compensation Committee Report
-------------------------------------------
The Executive Compensation Committee of the Board of Directors (the "Compensa-tion Committee") is pleased to present its annual report on executive compensa-tion. This report describes the objectives of the Corporation's executive com-pensation program, the various components of the program, and explains the ba-sis on which 2000 compensation determinations were made by the Committee.
  During 1998, the Compensation Committee completed a comprehensive examination of the Corporation's executive compensation policies using the services of an independent consulting firm. The philosophy and new incentive programs that were implemented as a result of that study are outlined below.

Overall Objectives of Executive Compensation Programs
-----------------------------------------------------
The Compensation Committee's guiding philosophy is to establish executive com-pensation policies that are linked to the sustained creation of shareholder value. The following objectives serve as the guiding principles for all compen-sation decisions:

 . Provide a competitive total compensation opportunity that will enable the Corporation to attract, retain and motivate highly qualified executives;

 . Align compensation opportunities with shareholder interests by making the ex-ecutive compensation program highly sensitive to the Corporation's perfor-mance, which is defined in terms of long-term profitability and creating shareholder value; and

 . Provide a strong emphasis on equity-based compensation and equity ownership, creating a direct link between shareholder and management interests.

Compensation Program Components
-------------------------------
The Compensation Committee believes that the total compensation opportunity available to members of management should consist of base salary, annual incen-tives and long-term incentives with each component geared to the median of the market for all positions in the aggregate. Individuals may be compensated above or below the median of the marketplace based on the Corporation's performance and on considerations of individual performance and experience. The Compensa-tion Committee considers all elements of the program when setting compensation levels. The Compensation Committee is placing increasing emphasis on incentive compensation. As a result, the Compensation Committee has been restricting, and intends over the next several years to continue to restrict, increases in base salary in order that base salary generally will approach the median of the mar-ket.
  The Compensation Committee periodically meets individually with members of management in order to assess progress toward meeting objectives set by the Board of Directors for both annual and long-term compensation.
  The Compensation Committee utilizes compensation surveys to aid in the deter-mination of competitive levels of executive pay. The surveys include companies that are larger and smaller than the Corporation. Some surveys are limited to companies in the chemical business, including, but not limited to, some of the companies included in the Chemical Composite shown in the Performance Graph. The Compensation Committee also utilizes executive compensation information complied from the proxy statements of other chemical companies. References to the "market" in this report refer to these survey and proxy data.

Base Salaries
-------------
Base salaries are determined in accordance with the responsibilities of each officer, median market data for the position and the officer's performance. The Compensation Committee considers each of these factors but does not assign a specific value to each factor. Furthermore, a subjective element is acknowl-edged in evaluating the officer's overall span of responsibility and control.
  Salaries for some officers for 2000 were maintained at current levels to re-flect the increased emphasis on compensation that is tied to the long-term per-formance of the Corporation. Total compensation for the Corporation's officers is believed to be generally in line with the median of the market as described above.

Annual Incentives
-----------------
The purpose of the 1998 Plan is to create a substantial incentive to officers and key employees to maximize shareholder value and provide a means for recog-nizing individual contribution to corporate and business unit results.
  Key features of the annual incentive program include the following:

 . A primary emphasis on sustained operating earnings growth and return on gross assets.

 . A significant emphasis on the achievement of key strategic objectives related to future safety, profitable growth and market leadership.

 . A more formulaic and objective approach to award calculation.

 . A means for recognizing individual achievement and contribution for partici-pants (other than the executives named in the Compensation of Executive Offi-cers Table on page 6).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Annual incentive awards are reviewed by the Compensation Committee in con-junction with senior management. Awards are based on an evaluation of the per-formance, level of responsibility and leadership of the individual in relation to overall corporate results. In 2000, annual incentives were based on the fi-nancial results for the Corporation as a whole, performance of the Corpora-tion's business units and other financial measures, including return on gross assets.

Stock Options and Restricted Awards
-----------------------------------
The Compensation Committee believes strongly that equity based awards are an integral part of total compensation for officers and certain key managers with significant responsibility for the long-term results of the Corporation. Stock options and restricted stock awards that are tied to corporate performance pro-vide an effective means of delivering incentive compensation and also foster stock ownership on the part of management.
  The 1998 Plan:

 . Authorizes the granting of stock options, SARs, performance shares, re-stricted stock and other incentive awards, all of which may be made subject to the attainment of performance goals established by the Committee.

 . Provides for the enumeration of the business criteria on which an individu-al's performance goals are to be based.

 . Establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a 1998 Plan partici-pant.

  In 2000, incentive awards of stock options and performance shares were made in accordance with the performance-based focus of the 1998 Plan. The exercisability of the 2000 stock option awards is tied to the performance of Albemarle Common Stock.

Stock Ownership Guidelines
--------------------------
To further align the interests of members of management with the Corporation's shareholders, the Compensation Committee has established stock ownership guide-lines that are designed to encourage the accumulation and retention of Albemarle Common Stock. The guidelines call for certain members of management to hold a minimum multiple of base salary in shares of Albemarle Common Stock by the end of the year 2002. Participation in the 1998 Plan beyond 2002 will be contingent upon satisfying the guidelines. The established guidelines are as follows:

 . CEO                     4 x salary
 . Other named officers    3 x salary
 . Other management level  1x to 2x (depending
                          upon position level)
                          salary employees

Discussion of 2000 Compensation for the Chief Executive Officer
---------------------------------------------------------------
At his request, Mr. Floyd D. Gottwald, Jr.'s compensation as Chief Executive Officer remained unchanged during 2000. The Compensation Committee awarded Mr. Gottwald a bonus for 2000 of $332,000 in recognition of the leadership that Mr. Gottwald has shown in focusing management on the achievement of substantial earnings growth and maximizing long-term value for the Corporation's sharehold-ers. The Compensation Committee notes Mr. Gottwald's leadership contributed to the strong financial results and growth in revenue realized during the year.

Deductibility of Compensation
-----------------------------
The Compensation Committee has carefully considered Section 162(m) of the Code, which provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to the Corporation's executive officers. The Compen-sation Committee believes it is in the best interests of the Corporation and its shareholders to comply with the requirements of Section 162(m), but the Compensation Committee intends to preserve the flexibility to reward executives consistent with the Corporation's pay philosophy for each compensation element. The Compensation Committee intends, except in special circumstances, that grants of options, awards of performance shares, restricted stock and other in-centive awards under the 1998 Plan comply with the requirements of Section 162(m).

          THE EXECUTIVE COMPENSATION COMMITTEE

          Seymour S. Preston III, Chairman
          Craig R. Andersson
          Emmett J. Rice

February 28, 2001

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Audit Committee Report
--------------------------
The Audit Committee of the Board of Directors (the "Audit Committee") is com-posed of four independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee reviews audit fees and recommends to the Board of Directors, subject to shareholder ratification, the selection of the Corporation's independent accountants. Management is responsible for the Corporation's internal controls and the financial reporting process. The inde-pendent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Commit-tee's responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Corpo-ration's independent accountants.
  Management represented to the Audit Committee that the Corporation's consoli-dated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers.
  The Audit Committee has discussed with PricewaterhouseCoopers the matters re-quired to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), including the scope of the auditor's responsibilities, significant accounting adjustments and any disagreements with management.
  The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers relating to the independence of that firm as re-quired by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers that firm's independence from the Corporation.
  Based upon the Audit Committee's discussions with management and PricewaterhouseCoopers and the Audit Committee's review of the representation of management and the report of PricewaterhouseCoopers to the Audit
Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Re-port on Form 10-K for the year ended December 31, 2000 filed with the Securi-ties and Exchange Commission.
  During the fiscal year ended December 31, 2000, PricewaterhouseCoopers billed the Corporation the fees set forth below in connection with services rendered by that firm to the Corporation.
  Audit Fees. For professional services rendered by PricewaterhouseCoopers for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in the Corporation's Quarterly Reports Form 10-Q for the fiscal year ended De-cember 31, 2000, PricewaterhouseCoopers billed the Corporation fees in the ag-gregate amount of $674,499.
  Financial Information Systems Design and Implementation Fees. For the fiscal year ended December 31, 2000, there were no fees billed by PricewaterhouseCoopers for professional services rendered in connection with financial information systems design and implementation.
  All Other Fees. For professional services other than those described above rendered by PricewaterhouseCoopers for the fiscal year ended December 31, 2000, PricewaterhouseCoopers billed the Corporation fees in the aggregate amount of $2,716,403, including $548,922 PricewaterhouseCoopers billed the Corporation for services rendered in connection with the performance of internal audit pro-cedures for the Corporation.
  The Audit Committee has considered whether the provision of services de-scribed above under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers.

            THE AUDIT COMMITTEE

            Anne Marie Whittemore, Chairman
            Craig R. Andersson
            Seymour S. Preston III
            Emmett J. Rice

February 28, 2001

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               Performance Graph
                               -----------------

                      Cumulative Total Shareholder Return*
                     Performance through December 31, 2000

            -------------------------------------------------------
                                            Chemical       S&P 500
               Date         Albemarle      Composite      Companies
            -------------------------------------------------------
             12/31/95        $100.00        $100.00        $100.00
             12/31/96        $ 94.81        $124.57        $122.90
             12/31/97        $126.72        $151.56        $163.85
             12/31/98        $128.17        $142.08        $210.58
             12/31/99        $105.56        $166.20        $254.83
             12/31/00        $139.12        $152.19        $231.62
            -------------------------------------------------------
*Assumes $100 invested on last day of December 1995. Dividends are reinvested quarterly.

14

----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Designation of Auditors
-----------------------
The Board of Directors has designated PricewaterhouseCoopers LLP, certified public accountants, as the Corporation's independent auditors for fiscal year 2001, subject to shareholder approval. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with an opportunity to make a statement and to be available to respond to appropri-ate questions.
  PricewaterhouseCoopers LLP's principal function is to audit the consolidated financial statements of the Corporation and its subsidiaries and, in connection with that audit, to review certain related filings with the Securities and Ex-change Commission and to conduct limited reviews of the financial statements included in the Corporation's quarterly reports.

Proposals for 2002 Annual Meeting
---------------------------------
Under the regulations of the Securities and Exchange Commission, any share-holder desiring to make a proposal to be acted upon at the 2002 annual meeting of shareholders must present such proposal to the Corporation's Secretary at the Corporation's principal office in Richmond, Virginia, not later than Octo-ber 31, 2001, in order for the proposal to be considered for inclusion in the Corporation's proxy statement. The Corporation anticipates holding the 2002 an-nual meeting on March 27, 2002.
  The Corporation's bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must give timely notice in writing to the Secre-tary of the Corporation not later than 60 days prior to the meeting. As to each matter, the notice should contain (i) a brief description of the matter and the reasons for addressing it at the annual meeting, (ii) the name, record address of and number of shares beneficially owned by the shareholder proposing such business and (iii) any material interest of the shareholder in such business.

Other Matters
-------------
The Board of Directors is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judg-ment.

            By Order of the Board of Directors

            E. Whitehead Elmore, Secretary

--------------------------------------------------------------------------------

APPENDIX A

--------------------------------------------------------------------------------

Albemarle Corporation
---------------------
Audit Committee Charter
-----------------------

Introduction
------------
The Board of Directors ("Board") continuously reviews current trends and best practice in relation to corporate governance. The Board has constituted an Au-dit Committee to ensure:

 . Effective management of financial risks;

 . Reliable management and financial reporting processes;

 . Compliance with laws and regulations;

 . Maintenance of an effective and efficient audit; and

 . Open avenues of communication among the external auditors, internal auditors, financial management, senior management and the board of directors.

  This Charter sets out the specific responsibilities delegated by the Board to the Audit Committee and details the manner in which the Audit Committee will operate.

Responsibilities
----------------

Effective Management of Financial Risks
---------------------------------------
To be aware of the current areas of greatest financial risk and ensure that management is effectively assessing and managing the risks.
  To satisfy itself that effective systems of accounting and internal control are established and maintained to manage financial risk.
  To satisfy itself as regards the integrity and prudence of management control systems, including the review of policies and/or practices.
  To ensure that the Board is aware of any matters that may significantly im-pact the financial condition or affairs of the company, and help assess the re-lated risks and planned actions to manage those risks, including, from time to time, project reviews of returns on investment and capital employed at appro-priate periods of 1-3-5 years following the approval of certain selected pro-jects.
  To review and update this Charter as and when appropriate.

Reliable Management and Financial Reporting Processes
-----------------------------------------------------
To review and assess the adequacy of management reporting to the Board in terms of the quantity, quality and timing of financial information, as well as re-lated financial disclosures and decisions, necessary to understand and report internally and externally on the company's operations and financial condition.
  To review the Corporation's accounting policies and practices in the light of the requirements of Financial Accounting Standards Board (FASB), the Securities and Exchange Commission (SEC), and the American Institute of Certified Public Accountants (AICPA), or by comparable bodies outside the U.S.

Compliance with Laws and Regulations
------------------------------------
To be updated with developments and changes in the law relating to the respon-sibilities and liabilities of Directors and to monitor and review the extent to which the Board is meeting its obligations.
  To monitor developments and changes in the various rules, regulations and laws which relate generally to the Corporation's business operations and to monitor and review the extent to which the Corporation is complying with such laws.

Maintenance of Effective and Efficient Audit Processes
------------------------------------------------------
To recommend to the Board for shareholder approval the appointment of the in-ternal and external auditors, recognizing that the external auditor is ulti-mately accountable to the Board of Directors.
  To review the efficiency and effectiveness of both the internal and external auditors in relation to their respective responsibilities.
  To ensure there have been no unjustified restrictions or limitations placed on the auditors.
  To confirm and assure the independence of the external auditor and the objec-tivity of the internal auditor.
  To assess that the scope of the audits (external and internal) are adequate, ensuring emphasis is placed on areas where the Audit Committee, management or the auditors believe special emphasis is necessary.
  To review and assess the findings of the internal and external auditors and the planned actions and timetable proposed by management in response to the findings.

Other Responsibilities
----------------------
To report any matter identified during the course of carrying out its duties that the Audit Committee considers should be brought to the attention of the Board.
  To perform or undertake on behalf of the Board any such other tasks or ac-tions as the Board may from time to time authorize.

16

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


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Administration Matters
----------------------

Membership and Attendance at Meetings
-------------------------------------
The Audit Committee will be comprised of directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of inde-pendent judgment as a committee member. A quorum shall be a majority.
  The Audit Committee may invite such other persons (e.g., Chief Financial Of-ficer, Corporate Controller, other members of management) as it deems appropri-ate.
  Internal and external audit normally shall make presentations to the Audit Committee at its meetings.
  The Chairman of the Audit Committee will be nominated by the Board from time to time.
  The Secretary of the Audit Committee shall be the Corporate Secretary or such other person as nominated by the Board.

Meetings
--------
Meetings shall be held at least four times a year. Special meetings of the Au-dit Committee may be convened as required. The internal or external auditors may request a meeting if they consider that one is necessary.

  The proceedings of all meetings will be documented in minutes.

  It is expected that regular reports will be received on matters to be defined by the Audit Committee but are likely to include:

 . Internal audit reports

 . Compliance certifications

 . Security and fraud reports

 . External audit reports

 . Significant SEC and IRS communications

 . Annual Audit Committee Charter review

Board Reporting
---------------
The Audit Committee should report to the Board as necessary and should report annually to the Board summarizing the activities of the Audit Committee during the previous financial year.

                                                                              17

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

PROXY                                                                    PROXY


                             ALBEMARLE CORPORATION
                               Richmond, Virginia

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 28, 2001

     The undersigned hereby appoints Floyd D. Gottwald, Jr., and Emmett J. Rice, or either of them, with full power of substitution in each, proxies to vote all shares of the undersigned in Albemarle Corporation, at the annual meeting of shareholders to be held March 28, 2001, and at any and all adjournments thereof.

     This Proxy is solicited on behalf of the Board of Directors. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees and FOR Proposal 2.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

               (Continued and to be signed on the reverse side.)

                             ALBEMARLE CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.  ELECTION OF DIRECTORS

          [ ]  FOR ALL   [ ]  WITHHOLD ALL    [ ]  FOR ALL EXCEPT

Nominees:  Craig R. Andersson, Floyd D. Gottwald, Jr., John D. Gottwald, William
M. Gottwald, Seymour S. Preston III, Mark C. Rohr, Charles E. Stewart, Charles
B. Walker and Anne Marie Whittemore.

INSTRUCTION: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) in the space provided below.

______________________________________________________________________________

2. The proposal to approve the appointment of PricewaterhouseCoopers LLP as the auditors for the Corporation for 2001.

           [ ]  FOR        [ ]  AGAINST      [ ]  ABSTAIN

     In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

                              Dated _____________________, 2001

                              __________________________________
                              Signature
                              Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

                            YOUR VOTE IS IMPORTANT!

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.